UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction
of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01                                           Entry into a Material Definitive Agreement

On September 2, 2016, Array entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Redmile Capital Offshore Fund II, Ltd. and Redmile Biopharma Investments I, L.P. (collectively, “Redmile”) pursuant to which Array issued to Redmile a Subordinated Convertible Promissory Notes (the “Notes”) in the aggregate original principal amount of $10,000,000. The Notes bear interest at the rate of 5% per annum and, unless converted or otherwise repaid or satisfied as described below, the principal amount and all accrued interest thereon plus an aggregate exit fee of $3,000,0000 (the “Repayment Amount”) is due and payable on September 1, 2017 (the “Maturity Date”). If an event of default specified under the Notes occurs, subject to the terms and conditions contained in a Subordination Agreement with Comerica Bank described below, the Note holders may declare the Repayment Amount, and any other amounts payable under the Notes, immediately due and payable.

Conversion of the Notes

The Notes contemplate that, solely at Array’s choice, Array may elect to form a subsidiary (the “797 Subsidiary”) and contribute certain assets and rights relating to its drug ARRY-797 in exchange for all of the outstanding equity of such 797 Subsidiary. In such event, and if a preferred stock financing of the 797 Subsidiary of at least $10,000,000 in aggregate gross proceeds (excluding conversion of the Note) to bona fide institutional investors other than the Note holders (a “Qualified Financing”) closes prior to the Maturity Date, then all outstanding principal and accrued interest under the Notes shall convert automatically into the shares of capital stock issued in the Qualified Financing at a conversion price equal to the lesser of (A) 80% of the purchase price of the securities sold in the Qualified Financing if the closing of the Qualified Financing occurs on or prior to March 1, 2017, or 70% of the purchase price of the securities sold in the Qualified Financing if the closing of the Qualified Financing occurs after March 1, 2017, and (B) the price per share calculated in the same manner as the price per share of equity securities sold in the Qualified Financing, but instead based on a pre-money valuation of the 797 Subsidiary of $75,000,000.

If Array has not formed the 797 Subsidiary by the Maturity Date or, if a 797 Subsidiary was formed and a Qualified Financing has not closed on or prior to the Maturity Date, then Array shall have the right to convert, on the Maturity Date, the Repayment Amount into shares of a newly established series of Array preferred stock, to be designated as Series A Convertible Preferred Stock, at a conversion price equal to the average daily volume-weighted average price per share of Array’s common stock during the ten (10) consecutive trading days ending on the trading day immediately preceding the Maturity Date. The shares issued upon any such conversion shall be subject to an aggregate cap equal to 19.99% of the outstanding shares of Array’s common stock, on an as-converted basis, on the Maturity Date.

Other Repayment Provisions

If, solely at Array’s choice, prior to the closing of a Qualified Financing or other conversion or repayment or other satisfaction in full of the Notes, Array sells or transfers substantially all of the assets and rights relating to ARRY-797 to a third party other than the holders of the Notes or any of its affiliates (a “797 Sale”), then upon the closing of such 797 Sale and in full satisfaction of the Notes, Array shall pay to the Note holders an amount equal to the greater in the aggregate of (i) $20,000,000 or (ii) 15% of the fair market value of the consideration actually paid to Array or the 797 Subsidiary (or any of their respective affiliates or stockholders), subject to an aggregate $100,000,000 cap.

If, solely at Array’s choice, Array enters into an agreement with a third party other than the holders of the Notes or any of their affiliates to license ARRY 797 on an exclusive basis for the development and commercialization of ARRY-797 in all fields of use in the United States and any other territories (a “Qualified 797 License”) prior to the closing of a Qualified Financing or other conversion or repayment or other satisfaction in full of the Notes, then upon entering into such Qualified 797 License and in full satisfaction of the Notes, Array shall pay to the Note holders an amount in the aggregate equal to 50% of the first $50,000,000 in aggregate milestone or royalty payments actually paid to Array or the 797 Subsidiary (or any of their respective affiliates) and an amount in the aggregate equal to 20% of any subsequent milestone or royalty payments actually paid to Array or the 797 Subsidiary (or any of their respective affiliates or stockholders), as the case may be, thereafter pursuant to such Qualified 797 License; subject to an aggregate cap of $100,000,000. In addition, if solely at its choice Array enters into an exclusive license for the development and commercialization of ARRY-797 to a third party in one or more territories that do not include the United States, the Note holders have the right to elect to treat such license agreement as a “Qualified 797 License” by giving Array written notice of such election with five business days of the effective date of the license agreement.

If all or substantially all of the assets of Array or other change in control of Array specified in the Notes occurs prior to the closing of a Qualified Financing or other conversion or repayment or other satisfaction in full of the Notes, then upon the closing of such transaction and in full satisfaction of the Notes, at the third party acquirer’s option, Array shall either: (i) pay to the Note holders a cash amount in the aggregate equal to $40,000,000; or (ii) (A) pay to the Note holders a cash amount in the aggregate equal to $25,000,000; and (B) grant, or cause to be granted, a right of first refusal to the Note holders to acquire the 797 Subsidiary or the 797 Assets, as the case may be.

All payments under the Notes described above will be made on a pro rata basis in proportion to the principal amounts outstanding under each Note as of the date of any such payment, subject to the aggregate caps set forth in the foregoing description.

Registration Rights

If Array elects to convert the Notes into shares of Series A Preferred Stock as described above, Array has agreed in the Note Purchase Agreement to register such shares under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3. In such event, Array must file the registration statement on the Maturity Date and use commercially reasonable efforts to cause the registration statement to become effective as promptly as possible after such filing, but no later than 75 days after the Maturity Date. Array may suspend the availability of the registration statement for up to 90 days for no more than 45 days in any 12-month period for any bona fide reason. If Array defaults on certain of its obligations relating to the registration of such shares of Series A Preferred Stock, Array must pay an amount in the aggregate equal to 5% of the purchase price of the Notes to which the affected registered shares relate. Array has agreed to pay all costs and expenses associated with the registration of the Series A Preferred Stock and, with certain exceptions, to indemnify the holders of shares registered on any such registration against liabilities relating to any such registration.

Subordination

The obligations of Array under the Notes have been subordinated to the obligations of Array under the Loan and Security Agreement, dated as of June 28, 2005, as amended, with Comerica Bank pursuant to a Subordination Agreement by and among Array, Redmile and Comerica Bank.

The Notes and the Note Purchase Agreement are filed as exhibits to this Form 8-K, and the description of the terms of the Notes and Note Purchase Agreement contained herein are qualified in their entirety by reference to the full text of the Notes and Note Purchase Agreement as so filed.

Amendment to Comerica Loan Agreement

Also on September 2, 2016, Array amended its Loan and Security Agreement dated June 28, 2005, as amended, with Comerica Bank pursuant to a Fourteenth Amendment to Loan and Security Agreement (the “Amendment”). The Amendment amends the calculation of the Liquidity Ratio that Array is required to maintain under the Loan and Security Agreement to exclude all subordinated debt from the calculation. A copy of the Amendment is filed as an exhibit to this Form 8-K and this description is qualified in its entirety by reference to the Amendment as so filed.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

As described above, at Array’s election, the Notes are convertible into shares of a newly established class of Preferred Stock of Array, to be designated as Series A Preferred Stock, if a Qualified Financing

or repayment or other satisfaction in full of the Notes or other conversion of the Notes does not occur prior to the Maturity Date. The description of the conversion provisions of the Notes contained in Item 1.01 above is incorporated by reference herein. If issued, the Series A Preferred Stock shall be non-voting and each share of Series A Preferred Stock shall convert, at the election of the holder thereof, into one share of Common Stock of Array, subject to customary adjustments for stock dividends, combinations, recapitalizations and the like. On a liquidation, dissolution or winding up of Array, any shares of Series A Preferred Stock that remain outstanding will be entitled to be paid, before any payment is made to the holders of the Common Stock and out of funds legally available therefor, a liquidation preference equal to $0.01 per share. The rights, preferences and privileges of the Series A Preferred Stock are set forth in a Certificate of Designation that has been approved by the Board of Directors and which will be filed with the Secretary of State of the State of Delaware in the event Array elects to convert the Repayment Amount into such shares of Series A Preferred Stock.

The Notes and any securities that may be issuable upon conversion of the Notes have not been registered under the Securities Act and are being issued in reliance on an exemption from registration under Rule 506 of Regulation D under the Securities Act.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Subordinated Convertible Promissory Note dated September 2, 2016 issued by Array BioPharma Inc. to Redmile Biopharma Investments I, L.P.
10.2	Subordinated Convertible Promissory Notes dated September 2, 2016 issued by Array BioPharma Inc. to Redmile Capital Offshore Fund II, Ltd.
10.3	Note Purchase Agreement dated September 2, 2016 by and between Array BioPharma Inc. and Redmile Capital Offshore Fund II, Ltd. and Redmile Biopharma Investments I, L.P.
10.4	Fourteenth Amendment to Loan and Security Agreement dated September 2, 2016 by and between Array BioPharma Inc. and Comerica Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2016	Array BioPharma Inc.

	By:	/s/ Jason Haddock
Jason Haddock
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subordinated Convertible Promissory Note dated September 2, 2016 issued by Array BioPharma Inc. to Redmile Biopharma Investments I, L.P.
10.2	Subordinated Convertible Promissory Notes dated September 2, 2016 issued by Array BioPharma Inc. to Redmile Capital Offshore Fund II, Ltd.
10.3	Note Purchase Agreement dated September 2, 2016 by and between Array BioPharma Inc. and Redmile Capital Offshore Fund II, Ltd. and Redmile Biopharma Investments I, L.P.
10.4	Fourteenth Amendment to Loan and Security Agreement dated September 2, 2016 by and between Array BioPharma Inc. and Comerica Bank